SUBITEM 77E
 LEGAL PROCEEDINGS
Since October
2003 Federated
and related entities
collectively Federated and various
Federated funds
 Funds have
been named as
defendants
in several
class action
lawsuits now
pending in
the United
States District
 Court for the
District of
 Maryland The
lawsuits were
purportedly
filed on behalf
of people who
purchased owned
andor redeemed
shares of
Federatedsponsored
 mutual funds during
 specified periods
beginning November
1 1998 The
suits are generally
similar in alleging
that Federated engaged
in illegal and improper
trading
practices including
 market timing and
late trading in
concert with
certain institutional traders
which allegedly
caused financial
injury to the mutual
fund shareholders
These lawsuits began
to
be filed shortly
after Federateds
first public
announcement that
it had received
requests for
information on
shareholder trading
activities in the
Funds from the SEC
the Office of the New
York State Attorney
General NYAG and other
authorities In that
regard on November 28
2005 Federated
announced that
it had reached final
settlements with the
SEC and the NYAG
with respect to those
matters Specifically
the SEC and NYAG
settled proceedings
against three
Federated subsidiaries
involving undisclosed
market timing arrangements
 and late trading The
SEC made findings that
Federated Investment
Management Company FIMC
an SEC
registered investment
adviser to various
Funds and Federated
Securities Corp an
SECregistered
brokerdealer and
distributor for the
Funds violated
provisions of the
 Investment Advisers Act
and Investment
Company Act by
approving but not
disclosing three
market timing
arrangements or
the associated
conflict of interest
between FIMC and the funds
involved in the
arrangements either
to other fund
shareholders or to
the funds board and
that Federated
Shareholder Services
Company formerly an
SECregistered transfer
 agent failed to prevent
 a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment
Company Act The NYAG
found that such conduct
 violated provisions of
 New York State law
Federated entered into
the settlements without
 admitting or denying
the regulators findings
 As
Federated previously
reported in 2004 it
has already paid
approximately 80
million to certain
funds as determined
by an independent
consultant As part
of these settlements
 Federated agreed
to pay disgorgement
and a civil money
penalty in the
aggregate amount
of an additional
72
million and among
other things agreed
that it would not
serve as investment
adviser to any
registered investment
company unless i
at least 75 of
the funds directors
are independent of
Federated ii the
chairman of each
such fund is
independent
of Federated iii
no action may be
taken by the
funds board or
any committee thereof
unless approved by a
 majority of the
independent trustees
of the fund or committee
respectively and iv
the fund appoints a
senior
officer who reports
to the independent
trustees and is
responsible for
 monitoring compliance
 by
the fund with
applicable laws
and fiduciary
duties and for
 managing the
process by which
management fees
charged to a fund
are approved The
settlements are
described in Federateds
announcement which
along with previous
 press releases and
related communications
on those
matters is available
in the About Us section
of Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants
in several additional
lawsuits
the majority of which
are now pending in the
United States District
Court for the Western
District
of Pennsylvania alleging
among other things excessive
 advisory and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
represent the Funds
in these lawsuits
Federated and the Funds
and their respective counsel
 are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
The potential impact of
these
 lawsuits all of which
 seek unquantified
damages attorneys fees
and expenses and future
 potential similar suits
 is uncertain Although
we do not believe that
these lawsuits will
have a material adverse
 effect on the Funds
 there can
be no assurance that
 these suits ongoing
 adverse publicity
andor other developments
 resulting
from the regulatory
investigations will
not result in increased
Fund redemptions reduced
 sales of
Fund shares or other
adverse consequences for
 the Funds




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